SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                  FORM 8-K

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported): January 27, 2000


                        PRISM FINANCIAL CORPORATION
           (Exact Name of Registrant as Specified in its Charter)


                                  DELAWARE
               (State or Other Jurisdiction of Incorporation)


                 0-19058                             36-4279417
          (Commission File Number)        (I.R.S. Employer Identification No.)

                440 North Orleans                                   60610
                Chicago, Illinois
                (Address of Principal Executive offices)           (Zip Code)


                               (312) 494-0020
            (Registrant's Telephone Number, Including Area Code)



 Item 5.           Other Events.

 Rights Agreement

      On January 27, 2000, the Board of Directors of Prism Financial Corporation (the "Company") authorized and declared a distribution of one right ("Right") for each share of Common Stock outstanding as of the close of business on February 7, 2000.

      Each Right will entitle the holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company at an exercise price of $17.00, subject to certain adjustments. The Rights will expire in January 2010. The description and terms of the Rights will be set forth in a Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), between the Company and LaSalle Bank National Association, as rights agent.

      The Rights will not be exercisable unless (i) a person or group acquires beneficial ownership of 15% or more of the Company's Common Stock,
 (ii) a person or group commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of the Company's Common Stock or (iii) the Board of Directors determines that a person or group, having obtained beneficial ownership of at least 10% of the Company's Common Stock, is seeking short-term financial gain which would not serve the long-term interests of the Company or whose ownership is causing or is likely to cause a material adverse impact on the Company (an "Adverse Person"). The Company will generally be entitled to redeem the Rights at $0.001 per Right at any time prior to 10 days (subject to extension) following a public announcement that a 15% position has been acquired. The Company will not be entitled, however, to redeem the Rights following a determination by the Board of Directors that any person or group is an Adverse Person. Prior to the date upon which the rights would become exercisable under the Plan, the Company's outstanding stock certificates will represent both the shares of the Company's Common Stock and the Rights, and the Rights will trade only with the shares of Common Stock.

      Generally, if the Rights become exercisable by virtue of a person or group acquiring beneficial ownership of 15% or more of the Company's Common Stock, other than pursuant to a tender or exchange offer for all outstanding shares of the Company approved by a majority of the independent directors not affiliated with a 15%-or-more stockholder, or the Board of Directors determines that any person or group is an Adverse Person, then each stockholder, other than the acquiror or Adverse Person, as the case may be, is entitled to purchase, for the exercise price, that number of shares of the Company's Common Stock that, at the time of the transaction, will have a market value of two times the exercise price of the Rights. In addition, if, after the Rights become exercisable, the Company is acquired in a merger or other business combination, or 50% or more of its assets or earning power are sold, each Right will entitle the holder to purchase, at the exercise price of the Rights, that number of shares of common stock of the acquiring company that, at the time of the transaction, will have a market value of two times the exercise price of the Rights.

      The foregoing description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement. A copy of the Rights Agreement will be filed shortly with the Securities and Exchange Commission.


 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

 (c)      Exhibits

 Exhibit No.    Exhibit

 99.2           Press Release dated January 27, 2000


                                 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PRISM FINANCIAL CORPORATION

                                    By: /s/ DAVID A. FISHER
                                        ------------------------
 Date:  February 4, 2000            Name:  David A. Fisher
                                    Title: Senior Vic President,
                                             Chief Financial Officer
                                             and Secretary



 EXHIBIT INDEX

 Exhibit No.    Exhibit

 99.2           Press Release dated January 27, 2000